Exhibit 3.2

BYLAWS

OF

ROCK OF AGES CORPORATION

(As of December 7, 2009)

ARTICLE I
ORGANIZATION

Section 1.     Articles of Incorporation.  Rock of Ages Corporation (hereinafter called the "Corporation") was formed as a general business corporation under the Vermont Business Corporation Act, 11A V.S.A. § 1.01 et seq., by filing Articles of Incorporation with the Vermont Secretary of State on December 7, 2009 (as amended from time to time, the "Articles of Incorporation").

Section 2.     Bylaws.  These Bylaws contain provisions for managing the business and regulating the affairs of the Corporation, in additional to those provisions set forth in the Articles of Incorporation and applicable law.  The provisions of the Articles of Incorporation are hereby made a part of these Bylaws.

Section 3.     Name; Purposes, Powers; Duration.  The name, purposes, powers and duration of the Corporation shall be as set forth in the Articles of Incorporation for the Corporation.

Section 4.     Registered Office.  The registered office of the Corporation shall be in the Town of Barre, County of Washington, State of Vermont, The street address of the initial registered office of the Corporation shall be as set forth in the Articles of Incorporation.  The registered office of the Corporation in the State of Vermont may be changed as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine.

Section 5.     Other Offices.  The Corporation shall have a principal office, and may also have other offices, at such other places both in and out of the State of Vermont as the Board of Directors may from time to time determine.

Section 6.     Registered Agent.  The initial registered agent of the Corporation shall be as set forth in the Articles of Incorporation.  The registered agent of the Corporation may be changed as the Board of Directors may from time to time determine.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 1.     Place and Time of Meetings.  Meetings of the shareholders for the election of directors or for any other purpose shall be held at such place either in or out of the State of Vermont, and on such date and at such hour, as shall be designated from time to time by the Board of Directors.

Section 2.     Annual Meetings.  The Corporation shall hold an Annual Meetings of Shareholders every year for the election of directors and for the transaction of such other business as shall properly be brought before the meeting.

Section 3.     Nature of Business at Annual Meetings.  No business may be transacted at an Annual Meeting of Shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the Annual Meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3 and on the record date for the determination of shareholders entitled to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 3.

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal office of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders; provided, however, that in the event the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the later of (i) the ninetieth (90th) day preceding the date of the Annual Meeting and (ii) the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs.

To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

No business shall be conducted at the Annual Meeting of Shareholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 3; provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 3 shall be deemed to preclude discussion by any shareholder of any such business.  If the Chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the Annual Meeting and such business shall not be transacted.

Section 4.     Special Meetings.  Unless otherwise required by law, Special Meetings of Shareholders, for any purpose or purposes, may be called by designated officers of the Corporation as set forth in the Articles of Incorporation, and shall be called at the written request of the Board of Directors, or upon the written demand of shareholders as set forth in the Articles of Incorporation.  Such written request or demand shall be delivered to the Secretary at the principal office of the Corporation, and shall state the purpose or purposes of the proposed meeting.  At a Special Meeting of Shareholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

Section 5.     Nomination of Directors at Annual and Special Meetings. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.  Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Shareholders, or at any Special Meeting of Shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 5 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 5.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.  To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the later of (i) the ninetieth (90th) day preceding the date of the Annual Meeting and (ii) the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a Special Meeting of Shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs.

To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice, (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in such shareholder's notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 5.  If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 6.     Notice.  Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise required by law, the written notice of any meeting shall be given not less than ten (10) and not more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting.

Section 7.     Adjournments.  Any meeting of the shareholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of the place, date or hour of any such adjourned meeting if the place, date and hour thereof are announced at the meeting before adjournment.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 8.     Quorum.  Unless otherwise required by law or the Articles of Incorporation, the holders of shares of capital stock of the Corporation representing a majority of the total votes represented by all outstanding capital stock of the Corporation, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business.  A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.  If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 7 above, until a quorum shall be present or represented.

Section 9.     Voting.  Unless otherwise required by law, the Articles of Incorporation or these Bylaws, any question brought before any meeting of shareholders, other  than the election of directors, shall be decided by the vote of the holders of the shares of the capital stock represented and entitled to vote thereat, voting as a single class, and any proposed action on the question shall be approved if the votes cast favoring the action exceed the votes cast opposing the action.  Subject to Section 5 of Article V hereof, each shareholder represented at a meeting of shareholders shall be entitled to cast the number of votes as provided in the Articles of Incorporation.  Such votes may be cast in person or by proxy but no appointment of a proxy shall be shall be valid after eleven (11) months from its date, unless such appointment form expressly provides for a longer period.  The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of shareholders, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 10.     Action by Consent of Shareholders Without Meeting.  Any action required or permitted to be taken at any Annual or Special Meeting of Shareholders of the Corporation may be taken without a meeting, if the action is taken by the written consent of the requisite number of holders of capital stock as set forth in the Articles of Incorporation, and if each shareholder entitled to vote on the action is given prior notice of the action to be taken.  Each action taken without a meeting must be evidenced by one or more written consents describing the action taken, signed by the requisite number of shareholders, and delivered to the Secretary at the Corporation's principal office, by hand or by certified or registered mail, return receipt requested.  Every written consent shall bear the date of signature of each shareholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated consent delivered to the Corporation in the manner required by this Section 10, written consents signed by the requisite number of holders are delivered to the Corporation in the manner required by this Section 10.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing and who were entitled to vote on such action.

Section 11.     List of Shareholders Entitled to Vote.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder.  Such list shall be available for inspection by any shareholder, beginning two (2) business days after the giving of the notice of the meeting for which the list was prepared and continuing through the meeting.  The list shall be available either at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held.  A shareholder of record and entitled to vote at that meeting, and such shareholder's agent or attorney, is entitled on written demand to inspect and copy the list during regular business hours at the shareholder's expense, during the period it is available for inspection.

Section 12.     Stock Ledger.  The Secretary of the Corporation shall maintain or cause to be maintained a stock ledger in which all transfers of capital stock of the Corporation shall be recorded.  The stock ledger shall be the only evidence as to the shareholders entitled to examine the stock ledger, the list required by Section 11 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

Section 13.     Conduct of Meetings.  The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the shareholders as it shall deem appropriate.

Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following:  (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

Section 14.     Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or at any adjournment thereof, or for determining shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may, in advance, fix a date as the record date, which date in any case shall be not less than ten (10) nor more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or for the determination of shareholders entitled to receive payment of a dividend, the record date for the determination of such shareholders shall be:  (a) with respect to an Annual Meeting of the Shareholders or any Special Meeting of the Shareholders called by any officer of the Corporation or upon the request of the Board of Directors, the day before the first notice of the meeting is given to shareholders; (b) with respect to a Special Meeting of the Shareholders called upon the written demand of the shareholders, the date the first shareholder signs the demand; (c) with respect to actions taken by written consent without a meeting, the date the first shareholder signs a written consent; and (d) with respect to a distribution to shareholders (other than one involving a repurchase or reacquisition of shares), the date the Board of Directors authorizes the distribution.

ARTICLE III

DIRECTORS

Section 1.     Election of Directors.  Except as otherwise required by law or the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at the Annual Meetings of Shareholders and each director so elected shall hold office until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal.  Any director may resign at any time upon written notice to the Corporation.  Directors need not be shareholders.

Section 2.     Duties and Powers.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, which may exercise all powers and do all such lawful acts and things as may be exercised or done by the Corporation, subject, nevertheless, to any limitations imposed by applicable law, the Articles of Incorporation and these By-Laws.

Section 3.     Meetings.  The Board of Directors may hold meetings, both regular and special, either in or out of the State of Vermont.  Regular meetings of the Board of Directors may be held without notice at such place and time as may from time to time be determined by the Board of Directors.  Special meetings of the Board of Directors may be called by the Chairman (if there be one), the Chief Executive Officer (if there be one), the President, or by any other officer of the Corporation upon the request of a majority of the directors then in office.  Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 4.     Quorum and Voting.  The quorum and voting requirements for all meetings of the Board of Directors shall be as set forth in the Articles of Incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum shall be present.

Section 5.     Actions by Written Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if the action is taken by the unanimous consent of all the members of the Board of Directors or committee, as the case may be.  Each action taken by unanimous consent without a meeting must be evidenced by one or more written consents describing the action taken, signed by each director or committee member, and included in the minutes of proceedings of the Board of Directors or committee or filed with the corporate records.

Section 6.     Meetings by Any Means of Communication.  Members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by any means of communication, including an electronic, telecommunications and video or audio-conferencing conference telephone call by which all directors participating may simultaneously communication with each other during the meeting, and participation in a meeting pursuant to this Section 6 shall constitute presence in person at such meeting.

Section 7.     Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 8.     Compensation.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid such other compensation as may be determined by the Board of Directors from time to time.

Section 9.     Director Conflicting Interest Transactions.  If one or more directors may have a conflicting interest with respect to a transaction effected or to be effected by the Corporation or by an entity controlled by the Corporation, the Board of Directors may provide for authorization of the transaction by disinterested directors or a properly constituted committee thereof, or by the shareholders, after proper disclosure by the interested director or directors, in accordance with any applicable statutory requirements and procedures.  Such authorization shall be in addition to, and not in substitution for, any other authorization of the transaction required by law, the Articles of Incorporation or these Bylaws.

ARTICLE IV
OFFICERS

Section 1.     General.  The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Secretary and a Treasurer.  The Board of Directors, in its discretion, also may elect a Chief Executive Officer, Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers.  Any number of offices may be held by the same person, unless otherwise prohibited by law or the Articles of Incorporation.  The officers of the Corporation need not be shareholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2.     Election.  The Board of Directors, at its first meeting held after each Annual Meeting of Shareholders (or action by written consent of shareholders in lieu of the Annual Meeting of Shareholders), shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal.  Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of the Board of Directors.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 3.     Voting Securities Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer (if there be one), the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.     Chairman of the Board of Directors; Chief Executive Officer.  The Chairman of the Board of Directors (if there be one) shall preside at all meetings of the shareholders and of the Board of Directors.  Except where by law the signature of the President is required, each of the Chairman of the Board of Directors (if there be one) and the Chief Executive Officer (if there be one) shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors.  During the absence or disability of the President, the Chairman of the Board of Directors or the Chief Executive Officer, as the Board of Directors shall determine, shall exercise all the powers and discharge all the duties of the President.  The Chairman of the Board of Directors and the Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors.

Section 5.     President.  The President shall, subject to the control of the Board of Directors and, if there be one, the Chief Executive Officer, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President.  In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the shareholders and the Board of Directors.  The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board of Directors.

Section 6.     Vice Presidents.  At the request of the President or in the President's absence or in the event of the President's inability or refusal to act (and if there be no Chief Executive Officer or Chairman of the Board of Directors), the Vice President, or the Vice Presidents if there is more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.  If there be no Chairman of the Board of Directors, Chief Executive Officer or Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7.     Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of shareholders and shall prepare minutes of the proceedings thereat; the Secretary shall also perform like duties for committees of the Board of Directors when required.  The Secretary shall authenticate and maintain the permanent records of the Corporation required by law, and the copies of the records of the Corporation required by law to be kept at the Corporation's principal office or, if the principal office is not located in the State of Vermont, its registered office.  The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors (if there be one), the Chief Executive Officer (if there be one) or the President, under whose supervision the Secretary shall be.  If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors, the Chief Executive Officer (if there be one) or the President may choose another officer to cause such notice to be given.  The Secretary shall have custody of the seal of the Corporation, and the Secretary or any Assistant Secretary (if there be one) shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer's signature.

The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 8.     Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Chief Executive Officer (if there be one), the President or the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Chief Executive Officer (if there be one), the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer (if there be one), the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

Section 9.     Assistant Secretaries.  Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer (if there be one), the President, any Vice President (if there be one) or the Secretary, and in the absence of the Secretary or in the event of the Secretary's disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 10.     Assistant Treasurers.  Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer (if there be one), the President, any Vice President (if there be one) or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer's disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.  If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer's possession or under the Assistant Treasurer's control belonging to the Corporation.

Section 11.     Other Officers.  Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.  The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1.     Form of Certificates.  The shares of capital stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its capital stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Every share certificate shall state on its face (a) the name of the Corporation and that the Corporation is organized under the laws of the State of Vermont; (b) the name of the person to whom issued; and (c) the number and class of shares and the designation of the series, if any, the certificate represents.  Each share certificate shall also state, on its face or on its back, (x) any restrictions on transfer imposed by the Articles of Incorporation, these Bylaws or an agreement between the shareholders and the Corporation and (y) any designations, relative rights, preferences or limitations applicable to each class, the variations therein determined for each series and the authority of the Board of Directors to determine variations in future series, and the Corporation's right (if any) to make distributions that impair preferential rights; in lieu of the information required by Clause (y), the share certificate may state that the Corporation will furnish the shareholder with such information on request in writing and without charge.  Every share certificate shall be signed, in the name of the Corporation, (i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such shareholder in the Corporation.  The Corporation shall, within a reasonable time after the issue or transfer of shares not represented by certificates, and at least annually thereafter, provide to the holder of such shares the information required on certificates.

Section 2.     Signatures.  Any or all of the signatures on a certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3.     Lost Certificates.  The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

Section 4.     Transfers.  Shares of capital stock of the Corporation shall be transferable in the manner prescribed by law, the Articles of Incorporation and these Bylaws.  Transfers of shares of capital stock shall be made on the books of the Corporation only by the registered holder thereof or by such person's attorney lawfully constituted in writing (a) upon the surrender of certificates for the same number of shares, which certificates shall be cancelled before a new certificate or certificates shall be issued or (b) upon presentation of proper transfer instructions from the registered holder for the same number of uncertificated shares.  No transfer of capital stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock transfer records of the Corporation by an entry showing from and to whom transferred.

Section 5.     Record Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 6.     Regulations.  Except to the extent that the exercise of such power shall be prohibited or circumscribed by law, the Articles of Incorporation, or these Bylaws, the Board of Directors shall have the power to make such rules and regulations concerning the issuance, registration, transfer and cancellation of stock certificates and uncertificated shares as it shall deem appropriate.

ARTICLE VI
NOTICES

Section 1.     Notices.  Whenever written notice is required by law, the Articles of Incorporation or these Bylaws to be given to any shareholder, such notice may be given by first class mail postpaid addressed to such shareholder at such shareholder's address as it appears on the current shareholder records of the Corporation, or electronically transmitted to the shareholder in the manner authorized by the shareholder, and such notice shall be effective when the same shall be deposited in the United States mail or sent electronically.

Whenever written notice is required by law, the Articles of Incorporation or these Bylaws to be given to any director or member of a committee, such notice may be given by first class mail postpaid or by a nationally recognized overnight delivery service, addressed to such director or committee member at such person's address as it appears on the records of the Corporation, or by telegraph, teletype, facsimile or other form of wire, wireless or electronic communication and such notice shall be effective at the earliest of the following:  (i) when received, (ii) five days after its deposit in the United States mail, or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the return receipt is signed by or on behalf of the addressee.

Section 2.     Waivers of Notice.  Whenever any notice is required by law, the Articles of Incorporation or these Bylaws, to be given to any shareholder, director, or member of a committee, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto, provided that it is filed with the minutes of the meeting or other records of the Corporation.  A shareholder's attendance at a meeting, in person or  by proxy, waives objection to lack of notice or defective notice of such meeting, unless the shareholder makes timely objection to holding the meeting, transacting business at the meeting, and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder makes timely objection to such consideration.  A director or committee member's attendance at or participation in a meeting waives any required notice of such meeting, unless the director or committee member makes timely objection to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE VII
GENERAL PROVISIONS

Section 1.     Dividends.  Dividends upon the capital stock of the Corporation, subject to an limitations imposed by law and the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 5 of Article III hereof), and may be paid in cash, in property or in shares of the Corporation's capital stock.

Section 2.     Disbursements.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.     Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4.     Corporate Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Vermont".  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 5.     Entire Board of Directors.  As used in the Articles of Incorporation and these Bylaws, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

ARTICLE VIII
INDEMNIFICATION

Section 1.     Covered Individuals and Proceedings.  The indemnification and insurance provisions set forth in this Article VIII protect an individual who is or was a director or officer of the Corporation, and an individual who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, trustee, partner or other agent of a domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (collectively, a "Covered Individual").  The indemnification and insurance provisions set forth in this Article VIII apply to any threatened, pending or completed action, suit or proceeding (collectively, a "Proceeding"), whether civil, criminal, administrative or investigative, and whether formal or informal.

Section 2.     Mandatory, Permissive and Prohibited Indemnification.  The Corporation shall indemnify a Covered Individual who is wholly successful, on the merits or otherwise, in the defense of any Proceeding to which he or she was a party because he or she is or was a director or officer of the Corporation, for the reasonable costs, including reasonable attorneys' fees, incurred by the Covered Individual in connection with such Proceeding.  Except as limited by law, the Corporation may indemnify a Covered Individual for the reasonable expenses incurred by him or her in connection with any Proceeding to which he or she is made a party because he or she was a director or officer of the Corporation, regardless of the outcome of such Proceeding, if he or she (i) conducted himself or herself in good faith, (ii) reasonably believed that his or her conduct in his or her official capacity was in the Corporation's best interests and in all other capacities was at least not opposed to the Corporation's best interests and (iii) with respect to a governmental Proceeding, had no reasonable cause to believe his or her conduct was unlawful and was finally found not to have engaged in a reckless or intentional unlawful act.  The Corporation shall not indemnify a Covered Individual in connection with a Proceeding by or in the right of the Corporation in which the Covered Individual was adjudged liable to the Corporation or in connection with any other Proceeding charging and adjudicating liability for improper personal benefit to the Covered Individual.

Section 3.     Advance Payments.  Except as limited by law, the Corporation may pay for or reimburse the reasonable expenses incurred by a Covered Individual who is a party to any Proceeding in advance of final disposition of the Proceeding, upon receipt of a written affirmation of his or her good faith belief that he or she has met the standards of conduct set forth in Clauses (i), (ii) and (iii) of Section 2 above and a written undertaking to repay such amount if it is ultimately determined that the Covered Individual did not meet such standards of conduct, which undertaking shall be an unlimited general obligation but need not be secured and may be accepted without reference to the financial ability of such person to make repayment, and those parties entitled to make such determination under Section 4 below determine that no other provision of law precludes indemnification; provided, however, that no such advance payment or reimbursement of expenses shall be made if it is determined pursuant to Section 4 below on the basis of the facts known at that time that the Covered Individual is ineligible for indemnification.

Section 4.     Determinations; Payments.  The determination of whether a Covered Individual is eligible or ineligible for indemnification under any provision of this Article shall be made in each instance by (i) a majority of the directors or a committee thereof who are not parties to the Proceeding in question, (ii) independent special legal counsel appointed by a majority of such directors or a committee thereof, or if there are none, by a majority of the directors in office, or (iii) by a vote of the shareholders who are not parties to the Proceeding in question.  Notwithstanding the foregoing, a court having jurisdiction (which need not be the court in which the Proceeding in question was brought) may grant or deny indemnification in each instance.

Section 5.     Insurance.  The Corporation may purchase and maintain insurance on behalf of any director, officer, employee or agent of the Corporation against any liability asserted against or incurred by him or her in serving in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify him or her against such liability or cost.

Section 6.     Responsibility With Respect to Employee Benefit Plan.  If the Corporation or any Covered Individual sponsors or undertakes any responsibility as a fiduciary with respect to an employee benefit plan, then for purposes of this Article (i) a "Covered Individual" shall be deemed to include any director or officer of the Corporation who serves at its request in any capacity with respect to said plan, (ii) such director or officer shall not be deemed to have failed to act in good faith in the reasonable belief that his or her action was in the best interests of the Corporation if he or she acted in good faith in the reasonable belief that his or her action was in the best interests of the participants or beneficiaries of said plan, and (iii) the reasonable expenses covered by the indemnifications set forth in this Article shall include any taxes or penalties imposed on such director or officer with respect to said plan under applicable law.

Section 7.     Heirs and Personal Representatives.  The indemnifications provided by this Article VIII shall inure to the benefit of the estate and personal representatives of a Covered Individual.

Section 8.     Non-Exclusivity.  The provisions of this Article shall not be construed to limit the power of the Corporation to indemnify its directors, officers, employees and agents to the full extent permitted by law or to enter into specific agreements, commitments or arrangements for indemnification permitted by law.  The Corporation shall have power to indemnify any of its employees or agents who are not directors or officers on any terms not prohibited by law which it deems to be appropriate.  The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Article.

Section 9.     Authorization of Corporate Officers.  The proper officers of the Corporation are, and each of them acting without the other is, authorized to take any action, for and in the name of the Corporation, which he or she deems necessary or appropriate (as conclusively presumed from the taking of such action) to carry out and effect the foregoing sections of this Article VIII.

Section 10.     Savings Clause.  If Sections 1 through 9 of this Article VIII or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer and may indemnify any other person entitled to indemnification as to reasonable costs, charges and expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of these Bylaws that shall not have been invalidated and to the full extent permitted by applicable law.  To the full extent permitted by law, the Corporation may enter into and perform agreements with persons, including, without limitation, present and former officers, directors, employees and agents of the Corporation and of companies acquired by or merged with the Corporation, obligating the Corporation, among other things, to provide indemnification and advancement of costs, charges and expenses to such persons in addition to any indemnification or advancement which may be available to such person under Sections 2 and 3 of this Article VIII.

Section 11.     Adoption and Amendment of Bylaws; Repeal.  The Board of Directors may from time to time adopt bylaws with respect to indemnification and may amend such bylaws to provide at all times the fullest indemnification permitted by law.  Any repeal or modification of the foregoing provisions of this Article VIII by the shareholders shall not adversely affect any right or protection hereunder of any director, officer, employee or agent of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX

AMENDMENTS

Section 1.     Amendments.  These Bylaws may be amended or repealed, in whole or in part, or new Bylaws may be adopted, upon the vote of the Board of Directors or shareholders as provided in the Articles of Incorporation.